As filed with the U.S. Securities and Exchange Commission on August 24, 2011.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEUROGESX, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3307935
(State of incorporation)	(I.R.S. Employer Identification Number)

2215 Bridgepointe Parkway, Suite 200

San Mateo, California 94404

(650) 358-3300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony A. DiTonno

President, Chief Executive Officer and Director

NeurogesX, Inc.

2215 Bridgepointe Parkway, Suite 200

San Mateo, California 94404

(650) 358-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. O’Donnell, Esq.

Andrew D. Thorpe, Esq.

Gavin T. McCraley, Esq.

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, CA 94304-1018

(650) 813-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered(1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.001 par value	17,624,334	$1.73	$30,490,097.82	$3,540

(1)	Consists of an aggregate of 11,749,552 shares of common stock and 5,874,782 shares of common stock that may be issued upon the exercise of warrants, all of which were acquired by the selling stockholders in a private placement.
(2)	Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of additional shares of common stock as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the shares being registered hereunder.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices for the common stock on August 19, 2011, as reported by the Nasdaq Global Market.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 24, 2011

PRELIMINARY PROSPECTUS

Common Stock

This prospectus relates to the disposition from time to time of up to 17,624,334 shares of our common stock, which includes 5,874,782 shares of our common stock issuable upon the exercise of warrants, which are held by the selling stockholders named in this prospectus. The selling stockholders acquired the common stock and the warrants to purchase common stock from us in a private placement that closed on July 26, 2011 and that is more fully described in the section entitled “Prospectus Summary.” We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders. We will, however, receive the net proceeds of any warrants exercised for cash.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 11. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not be paying any underwriting discounts or commissions in this offering.

Our common stock is traded on the Nasdaq Global Market under the symbol “NGSX.” On August 23, 2011, the last reported sale price of our common stock was $1.70 per share.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and under any similar headings in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2011

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any related prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any prospectus supplement is accurate only as of the date on the front of this prospectus or the prospectus supplement, as applicable, and that any information incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to “our company,” “we,” “our,” “NeurogesX” and “us” refer to NeurogesX, Inc. References to “selling stockholders” refers to the stockholders listed herein under the heading “Selling Stockholders” on page 4, who may sell shares from time to time as described in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” any prospectus supplement and the documents that we incorporate by reference into this prospectus, before making an investment decision.

About NeurogesX, Inc.

Overview

We are a biopharmaceutical company focused on developing and commercializing novel pain management therapies. We are assembling a portfolio of pain management product candidates based on known chemical entities to develop innovative new therapies that we believe may offer substantial advantages over currently available treatment options. Our initial focus is on the management of chronic peripheral neuropathic pain conditions.

Our first commercial product is a dermal delivery system designed to treat certain neuropathic pain conditions that was approved by the U.S. Food and Drug Administration in November 2009 for the management of neuropathic pain associated with postherpetic neuralgia. Qutenza, the first prescription strength capsaicin product approved in the United States became commercially available in the first half of 2010. We promote Qutenza in the United States using our own marketing and sales force and it is distributed through a network of specialty distributors and specialty pharmacies. Qutenza is available in certain European countries through our collaborator Astellas Pharma Europe Ltd., or Astellas.

In May 2009, Qutenza received a marketing authorization in the European Union for the treatment of peripheral neuropathic pain in non-diabetic adults, either alone or in combination with other medicinal products for pain. In June 2009, we entered into the Distribution, Marketing Agreement and License Agreement, under which we granted Astellas an exclusive license to commercialize Qutenza in the European Economic Area, which includes the 27 countries of the European Union, Iceland, Norway, and Liechtenstein as well as Switzerland, certain countries in Eastern Europe, the Middle East and Africa. Qutenza was made available on a country by country basis commencing in April 2010, and by June 30, 2011 was available in 19 European countries.

Corporate Information

We were incorporated in California as Advanced Analgesics, Inc. on May 28, 1998 and changed our name to NeurogesX, Inc. in September 2000. In February 2007, we reincorporated into Delaware. Our corporate headquarters are located at 2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404 and our telephone number is (650) 358-3300.

The Offering

Common stock to be offered by the selling stockholders	17,624,334 shares (1)
Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus
Nasdaq Global Market Symbol	NGSX

(1)	Consists of an aggregate of 11,749,552 shares of common stock and 5,874,782 shares of common stock that may be issued upon the exercise of warrants held by the selling stockholders.

The selling stockholders named in this prospectus may offer and sell up to 17,624,334 shares of our common stock, including 5,874,782 shares of our common stock issuable upon the exercise of warrants. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares of common stock that have been issued pursuant to the securities purchase agreement in the private placement described below, or that may be issuable upon exercise of the warrants sold in the private placement. When we refer to the selling stockholders in this prospectus, we are referring to the investors in the private placement who are named in this prospectus as the selling stockholders and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

Private Placement

On July 21, 2011, we entered into a securities purchase agreement with certain investors named in the table in “Selling Stockholders,” pursuant to which we agreed to sell 11,749,552 shares of common stock and warrants to purchase 5,874,782 shares of our common stock. The warrants are exercisable for a period of five years from the date of their issuance at an exercise price of $1.65 per share.

Pursuant to the securities purchase agreement, we also agreed to file this registration statement with the Securities and Exchange Commission, or SEC, to register for resale the shares issued in the private placement and the shares issuable upon exercise of the warrants. On July 26, 2011, we completed the private placement and received gross proceeds of approximately $20.2 million before deduction of placement agent fees and other transaction expenses.

The issuance of shares of common stock and warrants sold in the private placement were exempt from registration under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act thereunder.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of common stock could decline and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus and the registration statement of which it forms a part contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under Item 1A, “Risk Factors,” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Annual Report on Form 10-K, the corresponding sections in our most recent Quarterly Report on Form 10-Q and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this prospectus. A portion of the shares covered by this prospectus are issuable upon exercise of warrants to purchase our common stock. Upon any exercise of any of the warrants for cash, the applicable selling stockholder would pay us the exercise price set forth in the warrants. The cash exercise price of the warrants is $1.65 per share. We expect to use any such proceeds primarily for our working capital and other corporate and operational purposes. Under certain conditions set forth in the warrants, the warrants are exercisable on a cashless basis. If any of the warrants are exercised on a cashless basis, we would not receive any cash payment from the applicable selling stockholder upon any such exercise of the warrants.

Each selling stockholder will pay any underwriting discounts and commissions and any expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by such selling stockholder in disposing of shares covered by this prospectus.

SELLING STOCKHOLDERS

On July 26, 2011, we issued to the selling stockholders named below an aggregate of 11,749,552 shares of common stock and warrants to purchase an additional 5,874,782 shares of common stock in a private placement. For more information, see “Prospectus Summary—Private Placement” above. This prospectus relates to the possible resale by the selling stockholders of any or all of the shares of common stock issued in the private placement or issuable upon the exercise of warrants issued in the private placement.

Upon the closing of the private placement, entities affiliated with Wasatch Advisors, Inc., entities affiliated with Montreux Equity Partners, and entities affiliated with BVF Investments became beneficial owners of more than 5% of our voting securities. In addition, ARCH Venture Fund V, L.P., which is part of a group of entities affiliated with ARCH Venture Partners that beneficially own in excess of 10% of our voting securities, participated in the private placement. Robert Nelsen, who is a member of our board of directors, is a managing director of ARCH Venture Partners. Further, members of our board of directors, Jean-Jacques Bienaimé and Bradford Goodwin (through the Goodwin Family Trust), members of management Stephen Ghighlieri (through the Ghiglieri Family Trust), our Executive Vice President, Chief Operating Officer and Chief Financial Officer, and Michael Markels, our Senior Vice President, Commercial and Business Development, and employees Timothy Arendt, Brian Ellis and Megan Hann (each of whom qualified as an “accredited investor” as defined in Regulation D under the Securities Act) participated in the private placement. Except as provided above, the selling stockholders have not had any material relationship with us or our affiliates within the past three years other than for the ownership of the shares of common stock.

The table below, including the footnotes, lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling stockholders based in part on information provided to us by the selling stockholders. The percentages of shares owned prior to and after the offering are based on 29,692,759 shares of our common stock issued and outstanding as of July 29, 2011. The number of shares beneficially owned prior to offering column indicates the number of shares of common stock beneficially owned by each selling shareholder as of July 29, 2011. We have determined beneficial ownership in accordance with SEC rules.

The number of shares being offered column indicates the total number of shares of our common stock, including the shares of common stock issuable upon exercise of the warrants in full for cash, that each selling stockholder may offer under this prospectus.

The shares beneficially owned after offering column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus, including all of the shares of our common stock issuable upon exercise of the warrants. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long any of the selling stockholders will hold the shares before selling them. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Shares Beneficially Owned Prior to Offering (1) (2)		Number of Shares Being	Shares Beneficially Owned After Offering (1)
Name of Selling Stockholders	Number	Percent	Offered (3)	Number	Percent
Wasatch Small Cap Growth Fund c/o Clearmoon & Co. (4) (5)	5,823,837	18.2%	5,823,837	0	*
Wasatch Ultra Growth Fund c/o Cronus & Co. (4) (5)	445,364	1.5%	130,815	314,549	1.1%
Wasatch Micro Cap Fund c/o Casing & Co. (4) (5)	731,633	2.4%	436,047	295,586	*
Wasatch Micro Cap Value Fund c/o Carrhae & Co. (4) (5)	281,536	*	150,000	131,536	*
Other entities affiliated with Wasatch Advisors, Inc. (4) (5)	612,176	2.1%	0	612,176	2.1%
ARCH Venture Fund V, L.P. (6)	5,644,428	18.4%	2,616,279	3,028,149	9.9%
Montreux Equity Partners II SBIC, LP (7)	1,237,192	4.1%	872,093	365,099	1.2%
Montreux Equity Partners III SBIC, LP (7)	1,278,193	4.2%	872,093	406,100	1.3%
BVF Investments, LLC (8)	1,033,500	3.4%	1,033,500	0	*
Investment 10, LLC (8)	118,800	*	118,800	0	*
Biotechnology Value Fund II, L.P. (8)	225,600	*	225,600	0	*
Biotechnology Value Fund, L.P. (8)	366,287	1.2%	366,287	0	*
Maritime Asset Management, LLC (9)	1,308,140	4.3%	1,308,140	0	*
Stonepine Capital, L.P. (10)	872,093	2.9%	872,093	0	*
Deerfield Special Situations Fund, L.P. (11)	426,875	1.4%	340,988	85,887	*
Deerfield Special Situations Fund International Limited (11)	686,474	2.3%	531,104	155,370	*
Lincoln Park Capital Fund, LLC (12)	436,500	1.5%	436,500	0	*
Capital Ventures International (13)	436,500	1.5%	436,500	0	*
Freestone Advantage Partners II, LP (14)	21,801	*	21,801	0	*
Cranshire Capital LP (15)	196,223	*	196,223	0	*
Iroquois Master Fund Ltd (16)	87,209	*	87,209	0	*
Kingsbrook Opportunities Master Fund LP (17)	261,627	*	261,627	0	*
BB Alpha Health (18)	261,627	*	261,627	0	*
Goodwin Family Trust u/a/d 7/30/97 (19)	125,000	*	90,000	35,000	*
Michael E. Markels (20)	237,015	*	43,604	193,411	*
Megan L. Hann (21)	24,329	*	13,080	11,249	*
Brian Ellis (22)	27,502	*	8,721	18,781	*
Timothy Arendt (23)	36,061	*	8,721	27,340	*
Ghiglieri Family Trust DTD May 15, 2008 (24)	314,615	1.1%	43,604	271,011	*
Jean-Jacques Bienaimé (25)	78,895	*	17,441	61,454	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)	Includes an aggregate of 5,874,782 shares of common stock underlying warrants that became exercisable upon issuance pursuant to the private placement. Also includes warrants and options held by the selling stockholders to the extent that such securities are exercisable or convertible into shares of common stock within 60 days of July 29, 2011. Shares underlying such options and warrants are deemed outstanding for computing the percentage ownership of the selling stockholder holding the warrants or options for such shares before the offering and after giving effect to the offering, but are not deemed outstanding for computing the beneficial ownership of any other selling stockholder.
(2)	Under the terms of the warrants issued in the private placement, the number of shares of our common stock that may be acquired by the selling stockholders upon any exercise of such warrants is limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by a selling stockholder, together with its affiliates and any other persons or entities whose beneficial ownership, as calculated pursuant to Section 13(d) of the Exchange Act and the applicable regulations of the SEC, would not exceed 19.999% of the total number of shares of our common stock then issued and outstanding. This limitation is referred to in the footnotes below as the “ownership cap.”

(3)	We do not know when or in what amounts a selling stockholder may offer for sale shares of common stock covered by this prospectus. The selling stockholders may not sell any or all of such shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares of common stock covered by this prospectus pursuant to this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of such shares, we cannot estimate the number of such shares that will be held by the selling stockholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of this offering, none of the shares of common stock covered by this prospectus will be held by the selling stockholders.
(4)	Wasatch Small Cap Growth Fund, Wasatch Ultra Growth Fund, Wasatch Micro Cap Fund, Wasatch Micro Cap Value Fund and the other entities listed in this footnote and represented in the chart above as “Other entities affiliated with Wasatch Advisors, Inc.” are affiliated entities. Amounts held by such entities represent: (a) the following shares acquired in the private placement (i) 3,882,558 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 1,941,279 shares of common stock acquired by Wasatch Small Cap Growth Fund, (ii) 87,210 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 43,605 shares of common stock acquired by Wasatch Ultra Growth Fund, (iii) 290,698 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 145,349 shares of common stock acquired by Wasatch Micro Cap Fund and (iv) 100,000 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 50,000 shares of common stock acquired by Wasatch Micro Cap Value Fund; and (b) the following shares otherwise held by entities affiliated with Wasatch Advisors, Inc. independent of the private placement (i) 101,137 shares of common stock and currently exercisable warrants to purchase 30,399 shares of common stock held by Wasatch Micro Cap Value Fund, (ii) 295,586 shares of common stock held by Wasatch Micro Cap Fund, (v) 314,549 shares of common stock held by Wasatch Ultra Growth Fund, and (iii) 612,176 shares of common stock indicated in the table above as beneficially held by “Other entities affiliated with Wasatch Advisors, Inc.” comprised of the following (x) 391,176 shares of common stock and currently exercisable warrants to purchase 87,591 shares of common stock held by Cross Creek Capital Fund L.P., (y) 38,452 shares of common stock and currently exercisable warrants to purchase 8,610 shares of common stock held by Cross Creek Capital Employee’s Fund L.P. and (z) 86,347 shares of common stock held in accounts separately managed by Wasatch Advisors, Inc., the latter referred to as the Separate Accounts. Wasatch Advisors, Inc. is the sole member of Cross Creek Capital, LLC, which is the general partner of Cross Creek Capital GP, L.P., which is the general partner of Cross Creek Capital, L.P., and Cross Creek Capital Employees’ Fund, L.P. Wasatch Advisors, Inc. is the investment advisor for Wasatch Small Cap Growth Fund, Wasatch Ultra Growth Fund, Wasatch Micro Cap Fund, Wasatch Micro Cap Value Fund and the Other Wasatch Accounts. Wasatch Advisors, Inc., through a four-person investment committee, has voting and dispositive authority over the shares held by Cross Creek Capital L.P., and Cross Creek Capital Employees’ Fund, L.P. Decisions by the investment committee are made by a vote of a majority of its members. Karey Barker, Sam Stewart, Ajay Krishnan and John Malooly are the members of the investment committee and each disclaims beneficial ownership of these shares, except to the extent of their pecuniary interest therein. Wasatch Advisors, Inc., through one of its portfolio managers, has voting and dispositive authority over the shares held by Wasatch Small Cap Growth Fund, Wasatch Ultra Growth Fund, Wasatch Micro Cap Fund, Wasatch Micro Cap Value Fund and the Other Wasatch Accounts. Jeff Cardon, Ajay Krishnan, Dan Chace, and Brian Bythrow respectively have voting and dispositive authority over these shares and disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.
(5)	Although the table above indicates that, if added together, the aggregate beneficial ownership percentage of Wasatch Small Cap Growth Fund, Wasatch Ultra Growth Fund, Wasatch Micro Cap Fund, Wasatch Microcap Value Fund and the other entities represented in the chart above as “Other entities affiliated with Wasatch Advisors, Inc.,” collectively referred to as the Wasatch Entities, prior to the offering covered by this prospectus is more than 19.999%, the ownership cap in the warrants issued to Wasatch Entities that participated in the private placement provide that such warrants are not exercisable to the extent that exercise of such warrants would cause the Wasatch Entities to exceed 19.999% of the total number of shares of our common stock then issued and outstanding.

(6)	Represents: (a) 1,744,186 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 872,093 shares of common stock acquired by ARCH Venture Fund V, L.P. in the private placement; and (b) the following shares held by entities affiliated with ARCH Venture Partners independent of the private placement (i) 2,443,591 shares of common stock held by ARCH Venture Fund V, L.P. and currently exercisable warrants to purchase 114,651 shares of common stock, (ii) 458,903 shares of common stock held by Healthcare Focus Fund, L.P. and (iii) 11,004 shares of Common Stock held by ARCH V Entrepreneurs Fund, L.P. The general partner of ARCH Venture Fund V, L.P., ARCH V Entrepreneurs Fund, L.P. and the Healthcare Focus Fund, L.P. is ARCH Venture Partners V, L.P., or AVP V LP. The general partner of AVP V LP is ARCH Venture Partners V, LLC, or AVP V LLC. AVP V LLC is where disposition/control of any securities resides. The managing directors of AVP V LLC are Steven Lazarus, Robert Nelsen, Keith Crandell and Clinton Bybee, each of whom disclaims beneficial ownership except to the extent of their pecuniary interest therein. Does not include 40,000 shares of common stock issuable pursuant to stock options held by Mr. Nelsen, of which 30,000 stock options are currently exercisable and the remaining 10,000 stock options are not exercisable within 60 days of July 29, 2011. Mr. Nelsen has the sole power to dispose and direct the disposition of these options and any shares of common stock issuable upon the exercise of the options held directly by him, and the sole power to direct the vote of such shares of common stock. However, Mr. Nelsen has transferred to AVP V LP, the sole general partner of ARCH Venture Fund V, L.P., 100% of the pecuniary interest in such options and any shares to be issued upon exercise of such options held directly by Mr. Nelsen.
(7)	Montreux Equity Partners II SBIC, LP and Montreux Equity Partners III SBIC, LP are affiliated entities. Amounts held by such entities represent: (a) the following shares acquired in the private placement (i) 581,395 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 290,698 shares of common stock acquired by Montreux Equity Partners II SBIC, LP and (ii) 581,395 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 290,698 shares of common stock acquired by Montreux Equity Partners III SBIC, LP; and (b) the following shares otherwise held by Montreux Equity Partners II SBIC, LP and Montreux Equity Partners III SBIC, LP independent of the private placement (i) 365,099 shares of common stock held by Montreux Equity Partners II SBIC, L.P. and (ii) 406,100 shares of common stock held by Montreux Equity Partners III SBIC, L.P. The people who have investment control of Montreux Equity Partners II SBIC, L.P. and Montreux Equity Partners III SBIC, L.P. are Daniel K. Turner III, Howard D. Palefsky, Manish Chapekar and John Savarese, each of whom disclaims beneficial ownership except to the extent of their pecuniary interest therein.
(8)	BVF Investments, LLC, Investment 10, LLC, Biotechnology Value Fund II, L.P. and Biotechnology Value Fund, L.P. are affiliated entities. Amounts held by such entities represent the following shares acquired in the private placement (i) 689,000 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 344,500 shares of common stock acquired by BVF Investments, LLC, (ii) 79,200 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 39,600 shares of common stock acquired by Investment 10, LLC, (iii) 150,400 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 75,200 shares of common stock acquired by Biotechnology Value Fund II, L.P. and (iv) 244,191 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 122,096 shares of common stock acquired by Biotechnology Value Fund, L.P. BVF Partners LP as the general partner of Biotechnology Value Fund II, L.P. and Biotechnology Value Fund, L.P., the manager of BVF Investments, LLC and the investment adviser of Investment 10, LLC may be deemed to beneficially own the shares listed above that are beneficially owned in the aggregate by BVF Investments, LLC, Investment 10, LLC, Biotechnology Value Fund II, L.P. and Biotechnology Value Fund, L.P. BVF Inc., as the general partner of BVF Partners LP, may be deemed to beneficially own the shares that are beneficially owned by BVF Partners LP. Mark Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares that are beneficially owned by BVF Inc. The foregoing should not be construed in and of itself as an admission as to beneficial ownership of any shares of common stock owned by another reporting person. Each of BVF Partners LP, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF Investments, LLC, Investment 10, LLC, Biotechnology Value Fund II, L.P. and Biotechnology Value Fund, L.P. and this filing shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities.

(9)	Represents 872,093 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 436,047 shares of common stock acquired by Maritime Asset Management, LLC in the private placement. Craig Sternberg has voting and dispositive authority over the shares held by Maritime Asset Management, LLC and disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.
(10)	Represents 581,395 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 290,698 shares of common stock acquired by Stonepine Capital, L.P. in the private placement. Stonepine Capital Management, LLC is the general manager of Stonepine Capital, L.P. Jon M. Plexico and Timothy P. Lynch, the managing members of Stonepine Capital Management, LLC, have voting and dispositive authority over the shares held by Stonepine Capital, L.P. and disclaim beneficial ownership of such shares, except to the extent of their pecuniary interest therein.
(11)	Deerfield Special Situations Fund, L.P. and Deerfield Special Situations Fund International Limited are affiliated entities. Amounts held by such entities represent: (a) the following shares acquired in the private placement (i) 227,325 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 113,663 shares of common stock acquired by Deerfield Special Situations Fund, L.P. and (ii) 354,069 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 177,035 shares of common stock acquired by Deerfield Special Situations Fund International Limited; and (b) the following shares otherwise held by Deerfield Special Situations Fund, L.P. and Deerfield Special Situations Fund International Limited independent of the private placement (i) 85,887 shares of common stock underlying currently exercisable warrants held by Deerfield Special Situations Fund, L.P. and (ii) 155,370 shares of common stock underlying currently exercisable warrants held by Deerfield Special Situations Fund International Limited. James E. Flynn has the power to vote and dispose of the shares held by Deerfield Special Situations Fund, L.P. and Deerfield Special Situations Fund International Limited.
(12)	Represents 291,000 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 145,500 shares of common stock acquired by Lincoln Park Capital Fund, LLC in the private placement. Lincoln Park Capital LLC is the manager of Lincoln Park Capital Fund, LLC. Rockledge Capital Corporation and Alex Noah Investors, Inc. are the managers of Lincoln Park Capital LLC. Joshua Sheinfeld and Jonathan Cope are the Presidents of Rockledge Capital Corporation and Alex Noah Investors, Inc., respectively, and have voting and dispositive authority over the shares held by Lincoln Park Capital Fund, LLC and disclaim beneficial ownership of such shares, except to the extent of their pecuniary interest therein.
(13)	Represents 291,000 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 145,500 shares of common stock acquired by Capital Ventures International in the private placement. Heights Capital Management, Inc., the authorized agent of Capital Ventures International, or CVI, has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.
(14)	Represents 14,534 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 7,267 shares of common stock acquired by Freestone Advantage Partners II, LP. in the private placement. Downsview Capital, Inc., or Downsview, is the investment manager for a managed account of Freestone Advantage Partners II, LP and consequently has voting control and investment discretion over securities held in such account. Mitchell P. Kopin, President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares held in such account which are being registered hereunder.
(15)	Represents 130,815 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 65,408 shares of common stock acquired by Cranshire Capital LP, or Cranshire, in the private placement. Downsview is the general partner of Cranshire and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin, President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire.

(16)	Represents 58,139 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 29,070 shares of common stock acquired by Iroquois Master Fund Ltd in the private placement. Iroquois Capital Management L.L.C., or Iroquois Capital, is the investment manager of Iroquois Master Fund, Ltd., or IMF. Consequently, Iroquois Capital has voting and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager of IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF. Notwithstanding the foregoing, Mr. Silverman and Mr. Abbe disclaim such beneficial ownership.
(17)	Represents 174,418 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 87,209 shares of common stock acquired by Kingsbrook Opportunities Master Fund LP in the private placement. Kingsbrook Partners LP, or Kingsbrook Partners, is the investment manager of Kingsbrook Opportunities Mast Fund LP, or Kingsbrook Opportunities, and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC, or Opportunities GP, is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC, or GP LLC, is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.
(18)	Represents 174,418 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 87,209 shares of common stock acquired by BB Alpha Health in the private placement. Sean Flynn, Patrick Harrigan and Daniel Sigg have voting and dispositive authority over the shares held by BB Alpha Health and disclaim beneficial ownership of such shares, except to the extent of their pecuniary interest therein.
(19)	Represents: (a) 60,000 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 30,000 shares of common stock acquired by the Goodwin Family Trust in the private placement; and (b) 15,000 shares held by Mr. Goodwin independent of the private placement and the right to acquire 20,000 shares of common stock pursuant to options held by Mr. Goodwin that are exercisable within 60 days of July 29, 2011.
(20)	Represents: (a) 29,069 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 14,535 shares of common stock acquired by Mr. Markels in the private placement; and (b) 24,471 shares held by Mr. Markels independent of the private placement and the right to acquire 168,940 shares of common stock pursuant to options held by Mr. Markels that are exercisable within 60 days of July 29, 2011.
(21)	Represents: (a) 8,720 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 4,360 shares of common stock acquired by Ms. Hann in the private placement; and (b) 2,666 shares held by Ms. Hann independent of the private placement and the right to acquire 8,583 shares of common stock pursuant to options held by Ms. Hann that are exercisable within 60 days of July 29, 2011.
(22)	Represents: (a) 5,814 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 2,907 shares of common stock acquired by Mr. Ellis in the private placement; and (b) 12,906 shares held by Mr. Ellis independent of the private placement and the right to acquire 5,875 shares of common stock pursuant to options held by Mr. Ellis that are exercisable within 60 days of July 29, 2011.
(23)	Represents: (a) 5,814 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 2,907 shares of common stock acquired by Mr. Arendt in the private placement;and (b) 820 shares held by Mr. Arendt independent of the private placement and the right to acquire 26,520 shares of common stock pursuant to options held by Mr. Arendt that are exercisable within 60 days of July 29, 2011.
(24)	Represents: (a) 29,069 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 14,535 shares of common stock acquired by the Ghiglieri Family

Trust in the private placement; and (b) the following shares otherwise deemed beneficially held by Mr. Ghiglieri independent of the private placement (i) 32,782 shares and the right to acquire 223,753 shares of common stock pursuant to options held by Mr. Ghiglieri that are exercisable within 60 days of July 29, 2011, (ii) 3,026 shares held by the Ghiglieri Family Trust, and (iii) 11,450 shares held by Mr. Ghiglieri’s children.
(25)	Represents: (a) 11,627 shares of common stock and, subject to the ownership cap, currently exercisable warrants to purchase 5,814 shares of common stock acquired by Mr. Bienaime in the private placement; and (b) 10,121 shares held by Mr. Bienaime independent of the private placement and the right to acquire 51,333 shares of common stock pursuant to options held by Mr. Bienaime that are exercisable within 60 days of July 29, 2011.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

Morrison & Foerster LLP, Palo Alto, California, will pass upon the validity of the shares of our common stock to be offered by this prospectus.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. We maintain a website at www.neurogesx.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 30, 2011, as amended on June 30, 2011;

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 26, 2011;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, filed on May 9, 2011 and August 15, 2011, respectively;

•

our Current Reports on Form 8-K filed on: February 9, 2011; February 9, 2011 (amending the Current Report on Form 8-K filed on November 22, 2010); February 14, 2011; March 30, 2011; April 25, 2011; April 28, 2011; April 29, 2011 (three Forms 8-K filed on this date); June 6, 2011; June 16, 2011; July 22, 2011, July 27, 2011, August 8, 2011 and August 9, 2011 (two Forms 8-K filed on this date); and

•

the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on April 30, 2007, as amended on May 1, 2007, and any further amendment or report filed hereafter for the purpose of updating such description pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

You may request a copy of these filings, at no cost to you, by telephoning us at (650) 358-3300 or by writing us at the following address:

NeurogesX, Inc.

2215 Bridgepointe Parkway, Suite 200

San Mateo, California 94404

United States of America

Attn: Investor Relations

You may also access the documents incorporated by reference in this prospectus through our website at www.neurogesx.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of common stock being registered. All amounts are estimates except the registration fee.

Amount to Be Paid
SEC registration fee	$3,540
Legal fees and expenses	$25,000
Accounting fees and expenses	$15,000
Printing and miscellaneous	$5,000

Total	$48,540

Item 15.	Indemnification of Directors and Officers

Our amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of directors and executive officers for monetary damages for breach of their fiduciary duties as a director or officer. Our amended and restated certificate of incorporation and amended and restated bylaws provide that we shall indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer of our company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in our response to Item 17 herein.

Item 16.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation.

3.2(1)	Amended and Restated Bylaws.

4.1(1)	Specimen Common Stock Certificate.

4.2(1)	Third Amended and Restated Investors’ Rights Agreement by and between NeurogesX, Inc. and certain stockholders, dated as of November 14, 2005.

4.3(2)	Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement by and between NeurogesX, Inc. and certain stockholders, dated as of December 28, 2007.

4.4(3)	Amendment No. 2 to the Third Amended and Restated Investors’ Rights Agreement by and between NeurogesX, Inc. and certain stockholders, dated as of August 5, 2010

4.5(1)	Warrant to Purchase Series A Preferred Stock by and between NeurogesX, Inc. and Silicon Valley Bank, dated as of December 14, 2000.

4.6(1)	Warrant to Purchase Series B Preferred Stock by and between NeurogesX, Inc. and Silicon Valley Bank, dated as of May 1, 2002.

4.7(1)	Warrant to Purchase Shares of Series C2 Preferred Stock by and between NeurogesX, Inc. and Horizon Technology Funding Company II LLC, dated as of July 7, 2006.

4.8(1)	Warrant to Purchase Shares of Series C2 Preferred Stock by and between NeurogesX, Inc. and Horizon Technology Funding Company III LLC, dated as of July 7, 2006.

4.9(1)	Warrant to Purchase Shares of Series C2 Preferred Stock by and between NeurogesX, Inc. and Oxford Finance Corporation, dated as of July 7, 2006.

4.10(1)	Form of First Warrant to Purchase Series C2 Preferred Stock.

4.11(1)	Form of Second Warrant to Purchase Series C2 Preferred Stock.

4.12(2)	Registration Rights Agreement by and between NeurogesX, Inc. and certain investors, dated as of December 23, 2007.

4.13(2)	Form of Warrant to Purchase Common Stock for December 2007 Private Placement.

4.14(4)	Registration Rights Agreement by and between NeurogesX, Inc. and certain investors, dated as of July 21, 2011.

4.15(4)	Form of Warrant to Purchase Common Stock for July 2011 Private Placement.

4.16(5)	Warrant to Purchase Common Stock by and between NeurogesX, Inc. and Hercules Technology Growth Capital, Inc., dated as of August 5, 2011.

5.1	Opinion of Morrison & Foerster, LLP.

10.1(4)	Securities Purchase Agreement by and between NeurogesX, Inc. and certain investors, dated as of July 21, 2011.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Morrison & Foerster, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page II-4).

(1)	Incorporated by reference from our Registration Statement on Form S-1, registration number 333-140501, declared effective by the Securities and Exchange Commission on May 1, 2007.
(2)	Incorporated by reference from our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 28, 2007.
(3)	Incorporated by reference from our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 10, 2010.
(4)	Incorporated by reference from our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 27, 2011.
(5)	Incorporated by reference from our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 9, 2011.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(a)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant hereby undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 24th day of August, 2011.

NEUROGESX, INC.
By:	/s/ ANTHONY A. DITONNO
Anthony A. DiTonno, President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony A. DiTonno and Stephen F. Ghiglieri, and each of them individually, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ ANTHONY A. DITONNO Anthony A. DiTonno	President, Chief Executive Officer and Director (Principal Executive Officer)	August 24, 2011

/S/ STEPHEN F. GHIGLIERI Stephen F. Ghiglieri	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Executive)	August 24, 2011

/S/ GARY A. LYONS Gary A. Lyons	Executive Chairman	August 24, 2011

/S/ JEAN-JACQUES BIENAIME Jean-Jacques Bienaimé	Lead Independent Director	August 24, 2011

/S/ NEIL M. KURTZ Neil M. Kurtz	Director	August 24, 2011

/S/ ROBERT T. NELSEN Robert T. Nelsen	Director	August 24, 2011

/S/ BRAD S. GOODWIN Brad S. Goodwin	Director	August 24, 2011

/S/ JOHN A. ORWIN John A. Orwin	Director	August 24, 2011

/S/ STEVEN H. NELSON Steven H. Nelson	Director	August 24, 2011

EXHIBIT INDEX

Exhibit Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation.

3.2(1)	Amended and Restated Bylaws.

4.1(1)	Specimen Common Stock Certificate.

4.2(1)	Third Amended and Restated Investors’ Rights Agreement by and between NeurogesX, Inc. and certain stockholders, dated as of November 14, 2005.

4.3(2)	Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement by and between NeurogesX, Inc. and certain stockholders, dated as of December 28, 2007.

4.4(3)	Amendment No. 2 to the Third Amended and Restated Investors’ Rights Agreement by and between NeurogesX, Inc. and certain stockholders, dated as of August 5, 2010

4.5(1)	Warrant to Purchase Series A Preferred Stock by and between NeurogesX, Inc. and Silicon Valley Bank, dated as of December 14, 2000.

4.6(1)	Warrant to Purchase Series B Preferred Stock by and between NeurogesX, Inc. and Silicon Valley Bank, dated as of May 1, 2002.

4.7(1)	Warrant to Purchase Shares of Series C2 Preferred Stock by and between NeurogesX, Inc. and Horizon Technology Funding Company II LLC, dated as of July 7, 2006.

4.8(1)	Warrant to Purchase Shares of Series C2 Preferred Stock by and between NeurogesX, Inc. and Horizon Technology Funding Company III LLC, dated as of July 7, 2006.

4.9(1)	Warrant to Purchase Shares of Series C2 Preferred Stock by and between NeurogesX, Inc. and Oxford Finance Corporation, dated as of July 7, 2006.

4.10(1)	Form of First Warrant to Purchase Series C2 Preferred Stock.

4.11(1)	Form of Second Warrant to Purchase Series C2 Preferred Stock.

4.12(2)	Registration Rights Agreement by and between NeurogesX, Inc. and certain investors, dated as of December 23, 2007.

4.13(2)	Form of Warrant to Purchase Common Stock for December 2007 Private Placement.

4.14(4)	Registration Rights Agreement by and between NeurogesX, Inc. and certain investors, dated as of July 21, 2011.

4.15(4)	Form of Warrant to Purchase Common Stock for July 2011 Private Placement.

4.16(5)	Warrant to Purchase Common Stock by and between NeurogesX, Inc. and Hercules Technology Growth Capital, Inc., dated as of August 5, 2011.

5.1	Opinion of Morrison & Foerster, LLP.

10.1(4)	Securities Purchase Agreement by and between NeurogesX, Inc. and certain investors, dated as of July 21, 2011.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Morrison & Foerster, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page II-4).

(1)	Incorporated by reference from our Registration Statement on Form S-1, registration number 333-140501, declared effective by the Securities and Exchange Commission on May 1, 2007.
(2)	Incorporated by reference from our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 28, 2007.
(3)	Incorporated by reference from our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 10, 2010.
(4)	Incorporated by reference from our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 27, 2011.
(5)	Incorporated by reference from our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 9, 2011.